Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
As independent registered public accountants, we consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-82692) of our report dated June 24, 2010, relating to the financial statements of the Commerce Bancshares Participating Investment Plan as of December 31, 2009, and for the years ended December 31, 2009 and 2008 included in this Annual Report on Form 11-K.
/s/ Mayer Hoffman McCann P.C.
Leawood, Kansas
June 29, 2011